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                                                              EXHIBIT 5


                        EPSTEIN BECKER & GREEN, P.C.
                              250 PARK AVENUE
                          NEW YORK, NEW YORK 10177
                               (212) 351-4500
                             FAX (212) 661-0989

                               (212) 351-4735



                                July 15, 1997




Frontier Insurance Group, Inc.
195 Lake Louise Marie Road
Rock Hill, NY 12775-8000

Ladies and Gentlemen:

         We have acted as counsel to Frontier Insurance Group, Inc. (the "Company") in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") covering 4,000,000 shares (4,600,000 shares if the Underwriters' over-allotment option is fully exercised) of the Company's authorized and unissued Common Stock, $.01 par value (the "Offering Shares").

         As such counsel, we have examined original copies, or copies certified to our satisfaction, of certain corporate records, agreements and other instruments, certificates of public officals and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

         On the basis of the foregoing, we are of the opinion that the Offering Shares have been validly authorized and, when sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

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Frontier Insurance Group, Inc.
July 15, 1997
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement.


                                       EPSTEIN BECKER & GREEN, P.C.


                                       By: /s/ Sidney Todres
                                          -------------------------
                                             Sidney Todres